U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   MVD, INC.,
             (Exact name of registrant as specified in its charter)

Delaware                              7372                            94-3357128
(State or other           (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of            Classification Code Number)       Identification No.)
incorporation or
organization)

215 North Federal Highway, Suite 6H, Boca Raton, Florida                   33432
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (561) 347-9938
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value          2,500,000              $0.25              $625,000.00            $132.00
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value          1,000,000              $0.25              $250,000.00            $132.00
=================================================================================================================
                                                                       Total Registration Fee           $264.00

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Preliminary Prospectus
                        MVD, Inc., a Delaware corporation

                3,500,000 Shares of $.001 Par Value Common Stock

This prospectus relates to 3,500,000 shares of common stock, $.001 par value, of MVD, Inc., a Delaware corporation. We are offering for sale 1,000,000 shares of our $.001 par value common stock on a "best efforts" basis pursuant to this Registration Statement on Form SB-2. 2,500,000 of the shares being offered pursuant to this Registration Statement on Form SB-2 are issued and outstanding shares of our $.001 par value common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The purchase price for each share of our $.001 par value common stock being offered pursuant to this Registration Statement on Form SB-2 is $0.25 per share. There is no minimum level of shares of our $.001 par value common stock which must be sold and the initial funds received by us will not be placed in an escrow account. This is our initial public offering and no public market currently exists for shares of our $.001 par value common stock.

The selling security holders may from time to time sell the shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

We will realize $250,000.00 from the sale of 1,000,000 shares of our $.001 par value common stock, and will use those funds to pay for the costs of the offering, to fund marketing of our products, and for working capital. We will receive no part of the proceeds of the 2,500,000 shares of our $.001 par value common stock being offered by the selling security holders. All expenses of registration incurred in connection with this offering will be paid by us, but all selling and other expenses incurred by the selling security holders will be paid by the selling security holders.

The selling security holders and any broker-dealers participating in the distribution of the shares of our $.001 par value common stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

The shares of our $.001 par value common stock being offered pursuant to this Registration Statement on Form SB-2 have not been registered for sale by us or the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our $.001 par value common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

See "Risk Factors" on pages 5 to 7 for factors to be considered before investing in the shares of our $.001 par value common stock.

          These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is May 31, 2000
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ...............................................................................................4
Risk Factors......................................................................................................4
     We Are a New Company with Losses Since Inception and Losses Are
           Anticipated for the Foreseeable Future.................................................................5
     Our Officers and Directors Are Engaged in Other Activities That Could
           Have Conflicts of Interest With Us.....................................................................5
     We Are in a Very Competitive Industry........................................................................5
     We Currently Have Limited Sources of Revenue.................................................................6
     Our Officers, Directors and Principal Security Holders Own Approximately
           66% of Our Outstanding Shares of Common Stock.  .......................................................6
     We Anticipate That We Will Need to Raise Additional Capital to Complete Our Development......................6
Use of Proceeds...................................................................................................6
Determination of Offering Price...................................................................................7
Dilution..........................................................................................................7
Selling Security Holder...........................................................................................8
Plan of Distribution..............................................................................................9
Legal Proceedings.................................................................................................10
Directors, Executive Officers, Promoters and Control Persons......................................................10
Security Ownership of Certain Beneficial Owners and Management....................................................11
Description of Securities.........................................................................................12
Interest of Named Experts and Counsel.............................................................................12
Disclosure of Commission Position on Indemnification for Securities Act Liabilities...............................12
Organization Within Last Five Years...............................................................................12
Description of Business...........................................................................................12
Management' Discussion and Analysis of Financial Condition and Results of Operations..............................15
Description of Property...........................................................................................16
Certain Relationships and Related Transactions....................................................................16
Market for Common Equity and Related Stockholder Matters..........................................................16
Executive Compensation - Renumeration of Directors and Officers...................................................17
Financial Statements..............................................................................................18
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..............................18
Legal Matters.....................................................................................................18
Experts...........................................................................................................18
Additional Information............................................................................................18
Indemnification of Directors and Officers.........................................................................19
Other Expenses of Issuance and Distribution.......................................................................19
Recent Sales of Unregistered Securities...........................................................................19
Exhibits..........................................................................................................20
Undertakings......................................................................................................20
Signatures    ....................................................................................................22
Power of Attorney.................................................................................................23

Prospectus Summary.

Our Business:                 Our  principal   business  address  is  215  North
                              Federal  Highway,  Suite 6H, Boca Raton,  Florida,
                              33432; telephone number (561) 347-9938.

                              We  are  a  provider   of  digital   entertainment
                              products and services. Our principal business activities include the following:

                              o   the   distribution   and   sale   of   digital
                                  entertainment     products    developed    and
                                  manufactured by third parties, and

                              o   the development of digital-related services.

                                  We intend to develop and maintain a website serving initially as a corporate presence for us and as a marketing tool for our digital entertainment products. We anticipate that our website will be expanded in the future to be a digital marketplace community for businesses and consumers. We anticipate that our website will also allow users to interact with other digital users, obtain advice, products and services from vendors as well as purchase our digital entertainment products.

Our State of Organization:        We   were   incorporated   pursuant   to   the
                                  provisions of the General Corporation Law of Delaware on March 14, 2000.

Number of Shares                  We are offering for sale  1,000,000  shares of
Being Offered:                    our $.001 par  value  common  stock on a "best
                                  efforts"  basis  pursuant  to this Form  SB-2.
                                  2,500,000 of the shares being offered pursuant
                                  to this  Registration  Statement  on Form SB-2
                                  are issued and outstanding shares of our $.001
                                  par  value  common  stock,   acquired  by  the
                                  selling security holders in private  placement
                                  transactions   which  were   exempt  from  the
                                  registration    and    prospectus     delivery
                                  requirements of the Securities Act of 1933.

Number of Shares                  Subsequent to the sale of 1,000,000  shares of
Outstanding                       our $.001 par value common  stock  pursuant to
After the  Offering:              this Form SB-2,  3,500,000 shares of our $.001
                                  par value common stock will be issued and outstanding. No other securities are issued and outstanding.

Estimated use of                  We will realize  $250,000.00  from the sale of
proceeds:                         1,000,000 shares of our $.001 par value common
                                  stock, and will use those funds to pay for the costs of the offering, to fund marketing of our products, and for working capital. We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders.

                                  RISK FACTORS

In addition to the other information specified in this prospectus, the following risk factors should be considered carefully in evaluating our business and us before purchasing any of the shares of our $.001 par value common stock offered hereby. A purchase of the shares of our $.001 par value common stock offered hereby is speculative in nature and involves a high degree of risk. No purchase of the shares of our $.001 par value common stock should be made by any person who is not in a position to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.

PROSPECTIVE PURCHASERS OF SHARES MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN US. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

We Are a New Company with Losses Since Inception and Losses Are Anticipated for the Foreseeable Future. We were incorporated in March 2000, and we began operations immediately thereafter. As of March 31, 2000, our losses are approximately $6,500. We are currently the non-exclusive distributor in the United States of digital cameras and MP3 audio players developed and manufactured by Joinford (H.K.) Ltd. We have not yet generated any revenues, although we anticipate generating revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of digital products. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. There can be no assurance that we will be able to achieve profitable operations.

Our Officers and Directors Are Engaged in Other Activities That Could Have Conflicts of Interest With Us. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time, in that those persons shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, our affairs. Christopher A. Cota currently serves as managing member of Cota LLC, a Delaware limited liability company.

We Are in a Very Competitive Industry. Competition in the digital entertainment products industry, generally, is intense. We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with our products. There can be no assurance that other technologies or products which are functionally equivalent or similar to our technologies and products have not been developed or are not in development. We expect that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than us.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by us or which would render our products obsolete and noncompetitive. Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. If we begin commercial sales of our products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular service or technology, our competitors may have an advantage over us with respect to services and technologies first developed by such competitors. As a result of their size and breadth of their service offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their services and technologies. Such managed accounts present significant competitive barriers to us. There can be no assurance that competitors have not or will not succeed in developing technologies and services that are more effective than any which have been or are being developed by us or which would render our products obsolete and noncompetitive.

We Currently Have Limited Sources of Revenue. We are currently engaged primarily in marketing the digital products developed and manufactured by Joinford (H.K.) Ltd. In order to fund our marketing activities, we are attempting to raise additional funds. We have not yet generated any revenues, although we anticipate generating revenues in our current fiscal year.

Our Officers, Directors and Principal Security Holders Own Approximately 66% of Our Outstanding Shares of Common Stock. Our directors, officers and principal (greater than 5%) security holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 66% of our outstanding shares of $.001 par value common stock. Certain principal security holders are our directors or executive officers. As a result of such ownership, these security holders may be able to exert significant influence, or even control, matters requiring approval by our security holders, including the election of directors. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

We Anticipate That We Will Need to Raise Additional Capital to Complete Our Development. To complete development of our products and services, we anticipate that we may be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates; however, there can be no assurance that we will be able to obtain additional financing at commercially reasonable rates, or at all. We anticipate that we will expend in the future, substantial funds on the marketing and promotion of our products and services. Our failure to obtain additional financing would significantly limit or eliminate our ability to fund our sales and marketing activities, which would have a material adverse effect on our ability to continue our operation and compete with other providers.

We anticipate that we may seek additional funding through public or private sales of our securities, including equity securities, or through commercial or private financing arrangements. However, adequate funds, whether through financial markets or collaborative or other arrangements with corporate partners or from other sources, may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to scale back any proposed operations or eliminate certain or all of our marketing programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop, manufacture or market ourselves, any of which could have a material adverse effect on our results of operations.

Use of Proceeds

We will realize $250,000.00 from the sale of 1,000,000 shares of our $.001 par value common stock, and will use those funds to pay for the costs of the offering, to fund marketing of our products, and for working capital. Our management has significant and absolute discretion to adjust the application and allocation of proceeds of the offering in order to adjust and respond to various circumstances and opportunities. As a result of the foregoing, our success will be affected by the discretion and judgment of our management with respect to the application and allocation of the proceeds of the offering.

The following table outlines the anticipated use of proceeds, assuming that we will sell the maximum offering amount of $250,000.00 or a minimum offering amount of $50,000.00:

====================================================================================
Estimated Use                   Maximum      Percentage     Minimum     Percentage
                                 Amount      of Proceeds     Amount     of Proceeds
------------------------------------------------------------------------------------
Marketing                      $125,000.00     50.0%      $20,000.00       40.0%
------------------------------------------------------------------------------------
Working Capital                $100,000.00     40.0%      $19,000.00       38.0%
------------------------------------------------------------------------------------
Legal and Accounting Fees       $20,000.00      8.0%      $10,000.00       20.0%
------------------------------------------------------------------------------------
Offering Expenses                $5,000.00      2.0%       $1,000.00        2.0%
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Total                          $250,000.00      100%      $50,000.00        100%
====================================================================================

Working capital, general corporate purposes, and legal and accounting reflect funds allocated to pay for daily expenditures incurred in our business, operations and general and administrative overhead for the twelve-month period following the closing of this offering. We believe that offering expenses, which include legal, accounting, miscellaneous, compliance and offering expenses and printing costs will be in an amount equal to approximately 2% of the gross proceeds received from the offer and sale of the shares of our $.001 par value common stock being offered pursuant to this Registration Statement on Form SB-2.

We will not receive any proceeds from the sale of shares of our $.001 par value common stock being offered by the selling security holders.

Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the 1,000,000 Shares being offered on a "best efforts" basis has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of our $.001 par value common stock is not based on past earnings, nor is the price of the shares of our $.001 par value common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

We will not be a reporting company until the effective date of the Registration Statement on this Form SB-2. We are selling 1,000,000 Shares being registered hereby on a "best efforts" basis. We were initially capitalized by the sale of our $.001 par value common stock. The following table sets forth the number of shares of $.001 par value common stock purchased from us, the total consideration paid and the price per share. The table assumes all of the shares of $.001 par value common stock will be sold.

=============================================================================================================
                                      Shares Issued                    Total Consideration          Price
                                      -------------                    -------------------         Per Share
                                                                                                   ---------
                                 Number            Percent        Amount             Percent
                                 ------            -------        ------             -------
-------------------------------------------------------------------------------------------------------------
Founding Shareholders       2,500,000 Shares       71.43%            $2,500.00        0.99%         $0.001
-------------------------------------------------------------------------------------------------------------
Purchasers of Shares(3)     1,000,000 Shares       28.57%          $250,000.00       99.01%          $0.25
-------------------------------------------------------------------------------------------------------------
Total                       3,500,000 Shares         100%          $252,500.00         100%
=============================================================================================================

The following table sets forth the difference between the offering price of the shares of our $.001 par value common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of our $.001 par value common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2000.

================================================================================
Offering Price                                                   $0.25 per share
--------------------------------------------------------------------------------
Net tangible book value at 03/31/00                              $0.00 per share
--------------------------------------------------------------------------------
Net tangible book value after giving effect to the offering      $0.00 per share
--------------------------------------------------------------------------------
Per Share Dilution to New Investors                              $0.00 per share
--------------------------------------------------------------------------------
Percent Dilution to New Investors                                          28.5%
================================================================================

The 2,500,000 shares being offered for sale by the selling security holders are outstanding shares of our common stock and, therefore, do not contribute to dilution.

Selling Security Holders

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

==================================================================================================================
                 Name of Selling Security Holder                           Shares of $.001 Par Value Common Stock
------------------------------------------------------------------------------------------------------------------
Christopher A. Cota, President, Treasurer and a director                                  925,000
------------------------------------------------------------------------------------------------------------------
Thomas E. Stepp                                                                           333,334
------------------------------------------------------------------------------------------------------------------
Richard Reincke                                                                           166,666
------------------------------------------------------------------------------------------------------------------
Michael Muellerleile                                                                      125,000
------------------------------------------------------------------------------------------------------------------
Ryan A. Neely, Secretary and a director                                                    50,000
------------------------------------------------------------------------------------------------------------------
Antonio Cota, Jr.                                                                          50,000
------------------------------------------------------------------------------------------------------------------
Daniel Moore                                                                               50,000
------------------------------------------------------------------------------------------------------------------
Hal Pappano                                                                                50,000
------------------------------------------------------------------------------------------------------------------
Bill McElroy                                                                               50,000
------------------------------------------------------------------------------------------------------------------
Deanna Stith                                                                               50,000
------------------------------------------------------------------------------------------------------------------
Richard Barrera                                                                            50,000
------------------------------------------------------------------------------------------------------------------
Tina Cota                                                                                  50,000
------------------------------------------------------------------------------------------------------------------
John Muellerleile                                                                          50,000
------------------------------------------------------------------------------------------------------------------
Sean Connelly                                                                              50,000
------------------------------------------------------------------------------------------------------------------
Kiriaki Rudolph                                                                            50,000
------------------------------------------------------------------------------------------------------------------
Ruffo Espinosa                                                                             50,000
------------------------------------------------------------------------------------------------------------------
Warren Nass                                                                                50,000
------------------------------------------------------------------------------------------------------------------
Sharareh Frouzesh                                                                          50,000
------------------------------------------------------------------------------------------------------------------
Christopher Watson                                                                         50,000
------------------------------------------------------------------------------------------------------------------
Scott Ness                                                                                 50,000
------------------------------------------------------------------------------------------------------------------
Antonio Torrellio                                                                          50,000
------------------------------------------------------------------------------------------------------------------
Richard Eagleston                                                                          50,000
------------------------------------------------------------------------------------------------------------------
Scott Sherman                                                                              50,000
==================================================================================================================

Pursuant to the agreements by which certain of the selling security holders acquired their shares of our $.001 par value common stock, we agreed to use our best efforts to file a registration statement for the resale of such shares and to use our best efforts to cause such registration statement to be declared effective. Pursuant to those agreements, we will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of such shares, fees and disbursements of counsel and other representatives of the selling security holders, and any stock transfer taxes payable by reason of any such sale.

Plan of Distribution

We are offering for sale 1,000,000 shares of our $.001 par value common stock on a "best efforts" basis pursuant to this Registration Statement on Form SB-2. The selling security holders may from time to time sell all or a portion of the shares of our $.001 par value common stock in the over-the-counter market, or on any other national securities exchange on which shares of our $.001 par value common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares of our $.001 par value common stock offered pursuant to this Registration Statement on Form SB-2 will not be sold in an underwritten public offering.

We anticipate that Christopher A. Cota will participate in the offer and sale of our shares of $.001 par value common stock in reliance on the exemption from the broker/dealer licensing requirements of Rule 3a4-1 promulgated pursuant to the Securities Exchange Act of 1934. Mr. Cota is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Securities Exchange Act of 1934 and Mr. Cota will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities. Mr. Cota is not and has not been a broker or an associated person of a broker or dealer within the preceding 12 months. Mr. Cota primarily performs substantial duties for us other than the offer and sale of our securities. Mr. Cota has not participated in selling an offering of securities for any issuer during the last 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 promulgated pursuant to the Securities Exchange Act of 1934, except that for securities issued pursuant to rule 415 under the Securities Act of 1933.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts pursuant to the Securities Act of 1933. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares of our $.001 par value common stock. There can be no assurance that we will sell any or all of the shares of our $.001 par value common stock offered pursuant to this Registration Statement on Form SB-2. We will pay all of the expenses incident to the offering and sale of the shares of our $.001 par value common stock, other than commissions, discounts and fees of underwriters, dealers or agents.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our $.001 par value common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, which provisions may limit the timing of purchases and sales of common stock by the selling security holders.

We have advised the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. We have advised the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any such legal actions contemplated.

Directors, Executive Officers, Promoters and Control Persons.

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives; however, no assurance can be given that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, there can be no assurance that we will be able to continue to do so. Our officers and directors will hold office until their resignation or removal.

Our directors and principal executive officers are as specified on the following table:

     ===========================================================================
     Name                          Age    Position
     ---------------------------------------------------------------------------
     Christopher A. Cota           34     President, Treasurer and a Director
     ---------------------------------------------------------------------------
     Ryan A. Neely                 28     Secretary and a Director
     ===========================================================================

Christopher A. Cota. Mr. Cota is our President, Treasurer and a director. Mr. Cota will manage all aspects of our operations including negotiating agreements with product manufacturers and suppliers as well as marketing and sales of our products. From 1998 to 2000, Mr. Cota has been the managing member of Cota LLC, a Delaware limited liability company and the exclusive representative in North America, Central America and South America for Varitronix (Malaysia) SDN. BHD, a Malaysia corporation and manufacturer of liquid crystal displays (LCDs). From 1995 to 1998, Mr. Cota worked as an OEM Sales Manager for VL Electronics, Inc., a Delaware corporation. From 1989 until 1994, Mr. Cota worked as a sales executive and consultant to product development for various manufacturing companies in Asia. Mr. Cota has not been a director of any other reporting company.

Ryan A. Neely. Mr. Neely is our Secretary and a director. Prior to joining the company, Mr. Neely worked as a sales account manager for UR Labs, Inc., which was recently acquired by Symantec Corporation. Prior to joining URLabs, Mr. Neely was the co-founder of Filtering Associates, a manufacturer representative for several Internet content-control companies. From 1996 to 1998, Mr. Neely worked for Log-On Data Corp., Inc., a California corporation, as a Regional Sales Manager where he was responsible for all enterprise sales. Mr. Neely is also the President, Secretary and a director of JPAL, Inc., a Nevada corporation. Mr. Neely has not been a director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 31, 2000 by (i) each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and
(iii) all of our directors and executive officers as a group.

Title of Class                Name and Address of Beneficial          Amount and Nature of                        Percent of Class
                              Owner                                   Beneficial Owner
----------------------        ---------------------------------       ----------------------------------          ----------------
$.001 Par Value Common        Thomas E. Stepp, Jr., 1301              333,334 shares                                   13.33%
Stock                         Dove Street, Suite 460,
                              Newport Beach, CA 92660

$.001 Par Value Common        Richard Reincke, 1301 Dove              166,666 shares                                    6.67%
Stock                         Street, Suite 460, Newport
                              Beach, CA 92660

$.001 Par Value Common        Michael Muellerleile, 1301              125,000 shares                                    5.0%
Stock                         Dove Street, Suite 460,
                              Newport Beach, CA 92660

$.001 Par Value Common        Christopher A. Cota, 215 North          975,000 shares(1) President,                      39.0%
Stock                         Federal Highway, Suite 6H,              Treasurer, Director
                              Boca Raton, Florida 33432

$.001 Par Value Common        Ryan A. Neely, 215 North                50,000 shares, Secretary, Director                2.0%
Stock                         Federal Highway, Suite 6H,
                              Boca Raton, Florida 33432

$.001 Par Value Common                                                All directors and named executive                 41.0%
Stock                                                                 officers as a group

(1), Mr. Cota is the beneficial owner of 50,000 shares of $.001 par value common stock through his wife Kiriaki Rudolph.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

We are authorized to issue 50,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. We are authorized to issue 5,000,000 shares of preferred stock, $.001 par value. As of March 31, 2000, 2,500,000 shares of our common stock were issued and outstanding.

Our shares of $.001 par value common stock constitute equity interests in us any entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock and do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
Liabilities

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Organization Within Last Five Years

Transactions with Promoters. Christopher A. Cota was issued 875,000 shares of our $.001 par value common stock in exchange for his services as incorporator.

Description of Business

Our Background. MVD, Inc. was incorporated pursuant to the laws of the State of Delaware on March 14, 2000.

Our Business. We are a provider of digital entertainment products and services. Our principal business activities include the distribution and sale of digital entertainment products developed and manufactured by third parties, and the development of digital-related services. We have developed a website which serves initially as a corporate presence for us and as a marketing tool for our digital entertainment products. We anticipate that our website will be expanded in the future to be a digital marketplace community for businesses and consumers. We anticipate that our website will also allow users to interact with other digital users, obtain advice, products and services from vendors as well as purchase our digital entertainment products.

Digital Entertainment Products. We believe that our initial product line of digital entertainment products will consist of digital cameras, and MP3 players. As our operations grow and revenues increase, we intend to expand our product line to include additional digital entertainment products such as digital toys and games as well as online digital data storage facilities.

Digital Cameras. Our initial product offering will include "entry level" digital cameras that are inexpensive and user friendly. Digital cameras do not use film to develop photographs, but rather the pictures are captured and saved as digital data on disks. The digital data is then developed on a personal computer and printed via a laser printer. We believe that our digital camera possesses all of the features and functionality of the entry-level digital cameras manufactured by such companies as Eastman Kodak and Canon.

MP3 Players. Our initial product line will also include portable MP3 players. MP3 players play music which has been digitally compressed in a format known as Moving Pictures Experts Group (MPEG) Layer 3, commonly referred to as MP3. Moving Pictures Experts Group in an International Standards Organization (ISO) standard for compressing and storing video, audio, and animation in digital form. MP3 players contain no moveable parts and are very lightweight yet extremely durable. Our MP3 players are designed with a simple personal computer interface and stereo quality sound.

Future Products. We anticipate that our future products will include additional digital products such as toys and game accessories and a free online digital data storage facility that will generate revenue via banner advertising.

Our Website. Our website has initially been developed as a corporate presence for us and used for marketing of our digital entertainment products. We anticipate that our website will be expanded in the future to be a digital marketplace community for businesses and consumers. We anticipate that our website will also provide advice and information to businesses and consumers in a community based format as well as offer users free online digital data storage.

Internet Advertising. The Internet is emerging as an attractive method for advertisers, due to the growth in the number of Internet users, the amount of time Internet users spend on the Internet, the increase in electronic commerce, the interactive nature of the Internet, the Internet's global reach, the ability to reach targeted audiences and a variety of other factors. Many of the largest advertisers in traditional media, including consumer products companies, automobile manufacturers and others, have increased their use of Internet advertising. We believe that Internet advertising will become an increasing component of larger companies' total advertising budgets. We believe that the leading Internet providers will benefit from the increasing number of Internet users, as advertisers may advertise on websites that can demonstrate significant use and provide advertising programs, allowing them to target specific demographic groups. We believe that significant revenues can be generated from online advertising, initially from small business service providers and product vendors and, as use of our website increases, from advertisers, such as consumer products companies.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of original equipment manufacturers of consumer electronic products that desire to promote the sale of their existing products (i.e., printers, computers, telephones) by bundling a complementary product, such as our digital camera or MP3 player, with their own product. We believe that many manufacturers of computer hardware will desire to bundle our entry-level digital entertainment products as a promotion for their own products. As an added incentive, the logo of the computer hardware manufacturer can be added to our products to increase the specialization of the promotion.

We intend to target large manufacturers of non-electronic consumer products who desire to purchase our products for use as specialty promotional products or gifts. We believe that the newness and uniqueness of digital entertainment products will entice companies that desire to promote their company name and brand to purchase our products.

We also intend to target retail consumer electronic distributors, such as Best Buy, Circuit City, and Radio Shack. We also believe that discount retail consumer electronic distributors, such as Wal-Mart, Target and K-Mart, are potential customers as these retail distributors offer a variety of entry-level digital entertainment products.

We will market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract businesses to our website. Our marketing initiatives include:

o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and financially-oriented magazines and special interest magazines;

o    links to industry focused websites;

o advertising by television, radio, banners, affiliated marketing and direct mail; (iv) presence at industry tradeshows; and,

o entering into relationships with other website providers to increase our access to Internet business consumers.

Pricing Strategy. Our competitors provide digital cameras that are priced from as low as $50 to as high as $2,500. We believe that approximately eighty percent (80%) of digital cameras are priced between $200 and $900, with a median price of $450. We intend to offer our digital cameras with a price of less than $300 yet with many of the features that are available in our competitors' higher priced products.

We believe that the prices for portable MP3 players generally vary from $120 to $800. The majority of portable MP3 players are priced from $100 to $200. Our strategy is to offer our MP3 players at prices below our competitors' equivalent products.

Growth Strategy. Our objective is to become a dominant provider of low cost digital entertainment products and services. Our strategy is to continue providing clients with exceptional personal service and low cost digital entertainment products. Key elements of our strategy include:

o negotiate distribution agreements third party manufacturers for digital entertainment products and services;

o    continue and expand our website;

o    increase the number of Internet users to our website;

o    increase our relationships with businesses;

o increase our relationships with third party providers of digital products and services;

o    provide additional services for businesses and consumers; and

o    pursue advantageous relationships.

Our Supplier. We are currently engaged primarily in marketing the digital products developed and manufactured by Joinford (H.K.) Ltd. We anticipate that we will develop relationships with additional suppliers so that we will have alternative suppliers in the event that Joinford (H.K.) Ltd. is unable to supply a sufficient amount of products to meet our anticipated customer's requirements. We also plan to enter arrangements with other suppliers to diversify our product offerings.

Our Competition. The digital entertainment products industry is new, rapidly evolving and has become significantly competitive. Current and new competitors may be able to establish products at a relatively low cost and relatively quickly. We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with the products developed and offered by us. There can be no assurance that other technologies or products which are functionally equivalent or similar to our technologies and products have not been developed or are not in development. We expect that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than us.

Our Research and Development. We believe that we will expand the types of products we offer by introducing new products and technologies. New product ideas are derived from a number of sources, including in-house research and development, our executives, staff, and consultants and outside parties. In advance of introducing new products and technologies, local counsel and other representatives retained by us investigate product design matters as they relate to regulatory compliance and other issues. Our products are then redesigned to accommodate both the regulatory and marketing requirements of the particular market. There can be no assurance as to the final form of any new regulations or that an appropriate regulatory authority will not seek to impose additional regulations, possibly prohibiting, or placing other restrictions on, the sale of such products, or the impact, if any, of any such regulations.

Government Regulation. Our business is subject to Federal Trade Commission ("FTC") regulation and other federal and state laws relating to the promotion, advertising, labeling and packaging of our products. We believe that we are in compliance with all laws, rules and regulations material to our operations and have obtained, or are in the process of obtaining, all licenses, tariffs and approvals necessary for the conduct of our business. There can be no assurance, however, that we will be able to obtain required licenses or approvals in the future or that the FTC or state regulatory authorities will not require us to comply with more stringent regulatory requirements. Conformance of our operations with new statutes and regulations could require us to alter methods of operation, at costs which could be material, or otherwise limit the types of services offered by us.

Employees. As of May 26, 2000, we have two (2) employees. We anticipate that we will hire employees provide such services as marketing and sales. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support product research and development, marketing and sales and business development. We believe our future success depends in large part upon the continued service of our key technical and senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

Facilities. Our executive, administrative and operating offices are located at 215 North Federal Highway, Suite 6H, Boca Raton, Florida 33432 and are provided to us, at no charge, by Christopher A. Cota.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The  following   information   specifies   forward-looking   statements  of  our
management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", "estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

Liquidity and Capital Resources.  We have cash of $950.00 as of March 31, 2000.

Results of Operations. We have not yet realized any revenue from operations. Our expenses of approximately $6,500 consist of start-up costs from formation through March 31, 2000.

Our Plan of Operation for the Next Twelve Months. Our success is materially dependent upon our ability to satisfy additional financing requirements. We are reviewing our options to raise substantial equity capital. We anticipate that we will begin to realize positive gross revenue in or around September 2000. We have begun marketing our products to potential customers and, assuming that we can price our products competitively, we believe that we will have purchase orders for our digital products in the near future. Our supplier has assured us that it can deliver a sufficient number of digital products to meet our customers' anticipated requirements. However, our supplier is under no commitment to provide products to us.

In the opinion of management, available funds will satisfy our working capital requirements through August 2000. Our President and director, Christopher A. Cota, has paid our expenses since our inception and we anticipate that Mr. Cota will continue to pay our expenses in the event that we do not generate revenues or obtain additional working capital through the sale of common stock or other securities. In order to satisfy our requisite budget, management has held and continues to conduct negotiations with various investors. We anticipate that these negotiations will result in additional investment income for us. However, no assurances can be given that such proceeds will satisfy our working capital needs for the period estimated, or; that we can obtain additional working capital through the sale of common stock or other securities, the issuance of indebtedness or otherwise or on terms acceptable to us. Further, no assurances can be given that any such equity financing will not result in a further substantial dilution to the existing shareholders or will be on terms satisfactory to us.

Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we will need to raise additional capital to develop, promote and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources.

There can be no assurance that additional funding will be available under favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. In the alternative, we may be required to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain products and services that we would not otherwise relinquish.

Description of Property

Property held by the Company. As of the date specified in the following table, we held the following property:

================================================================================
Property                                                 March 31, 2000
--------------------------------------------------------------------------------
Cash                                                     $950.00
--------------------------------------------------------------------------------
Property and Equipment                                   $0.00
================================================================================

Our Facilities. At this time, we occupy facilities provided by Christopher A. Cota, our President and a director. The office space is located at 215 North Federal Highway, Suite 6H, Boca Raton, Florida 33432.

Certain Relationships and Related Transactions

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in favor of the company. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions. There have been no related party transactions, except for the following:

Christopher A. Cota, our President, Treasurer and director, has provided $10,000 to us and currently provides office space to us at no charge.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service and, as such, we are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

We will become a reporting company with the Securities and Exchange Commission on the effective date of this Registration Statement and, when we become a reporting company with the SEC, the public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and

Exchange Commission. The address of that site is http://www.sec.gov. We currently maintain our own Internet address at www.mvdinc.com.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and

Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of Securities' laws;

o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;

o    a toll-free telephone number for inquiries on disciplinary actions;

o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

o such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

o    the bid and offer quotations for the penny stock;

o    the  compensation  of  the   broker-dealer   and  its  salesperson  in  the
     transaction;

o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

o month account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to our Chief Executive Officer and our other executive officers whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending December 31, 2000. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

===================================================================================================================
Name and Principal Position          Year      Annual      Bonus ($)        Other Annual            All Other
                                              Salary ($)                   Compensation ($)        Compensation
-------------------------------------------------------------------------------------------------------------------
Christopher A. Cota, President,
Treasurer, Director                  2000       None          None              None                  None
-------------------------------------------------------------------------------------------------------------------
Ryan A. Neely, Secretary,
Director                             2000       None          None              None                  None
===================================================================================================================

Compensation of Directors. Our directors who are also employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of March 31, 2000, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into employment contracts with Christopher A. Cota and Ryan A. Neely.

Financial Statements

[Financial Statements inserted here on copy filed on EDGAR.]

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In May 2000, our Board of Directors appointed Lesley, Thomas, Schwarz and Postma, Inc., independent accountants, to audit our financials statements from March 14, 2000 (inception) through March 31, 2000.

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby has been passed upon by Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period ended March 31, 2000 appearing in this prospectus which is part of a Registration Statement have been audited by Lesley, Thomas, Schwarz and Postma, Inc. and are included in reliance upon such reports given upon the authority of Lesley, Thomas, Schwarz and Postma, Inc. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Commission pursuant to the Securities Act of 1933 Act with respect to the shares of our $.001 common stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. For further information with respect to the company and the shares of our $.001 par value common stock offered hereby, reference is made to the Registration Statement on Form SB-2 and the exhibits and schedules filed as a part of the Registration Statement on Form SB-2. Statements contained in this prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by such reference to such exhibit.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Seven of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability

o for any breach of such director's duty of loyalty to the company or our security holders;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or

o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the shares of our $.001 par value common stock. The estimated expenses of issuance and distribution are set forth below.

================================================================================
Registration Fees                       Approximately                $264.00
--------------------------------------------------------------------------------
Transfer Agent Fees                     Approximately                $500.00
--------------------------------------------------------------------------------
Costs of Printing and Engraving         Approximately                $500.00
--------------------------------------------------------------------------------
Legal Fees                              Approximately             $10,000.00
--------------------------------------------------------------------------------
Accounting Fees                         Approximately              $2,500.00
================================================================================

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about May 8, 2000, we authorized the issuance of 1,000,000 shares of our $.001 par value common stock for $.001 per share. The shares were issued in reliance upon the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended ("Act"), which exemption is specified by the provisions of Section 4(2) of the Act and Rule 506 of Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission. The net proceeds to us were $1,000.

On or about March 17, 2000, we authorized the issuance of 1,500,000 shares of our $.001 par value common stock to Christopher A. Cota, Thomas E. Stepp, Jr., Richard Reincke and Michael Muellerleile, in reliance on the exemption specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to the company, which were valued at $1,500.

Exhibits

     Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.            Underwriting Agreement (not applicable)

3.1           Certificate of Incorporation
              (Charter Document)

3.2           Bylaws

5.            Opinion Re: Legality

8.            Opinion Re: Tax Matters (not applicable)

11.           Statement Re: Computation of Per Share Earnings*

15.           Letter on unaudited interim financial information (not applicable)

23.1          Consent of Auditors

23.2          Consent of Counsel**

24. Power of Attorney is included on the Signature Page of the Registration Statement

27.           Financial Data Schedule

*    Included in Financial Statements

**   Included in Exhibit 5

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Boca Raton, Florida, on May 31, 2000.

                                        MVD, Inc.,
                                        a Delaware corporation

                                        By:  /s/ Christopher A. Cota
                                             -------------------------------
                                             Christopher A. Cota
                                        Its: President, Treasurer and Director


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on this 31st day of May, 2000, the following persons in the capacities and on the dates stated:


/s/ Ryan A. Neely                       May 31, 2000
---------------------------------
Ryan A. Neely
Secretary, Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Christopher A. Cota with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

MVD, INC.


/s/ Christopher A. Cota                 May 31, 2000
----------------------------------
Christopher A. Cota
President, Treasurer and Director


/s/ Ryan A. Neely                       May 31, 2000
----------------------------------
Ryan A. Neely
Secretary, Director

                                    MVD, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                 MARCH 31, 2000

                    AND THE PERIOD MARCH 14, 2000 (INCEPTION)
                             THROUGH MARCH 31, 2000

                                    MVD, INC.
                                 MARCH 31, 2000




                                TABLE OF CONTENTS


                                                                          Pages

Independent Auditors' Report                                                1

Audited Financial Statements:

     Balance Sheet                                                          2

     Statement of Operations                                                3

     Statement of Stockholders' Deficit                                     4

     Statement of Cash Flows                                                5

Notes to Financial Statements                                             6 - 9

                                                                    May 22, 2000

                          Independent Auditors' Report


To the Board of Directors and stockholders of MVD, Inc.


     We have audited the accompanying balance sheet of MVD, Inc. (a development stage company) as of March 31, 2000, and the related statements of operations, stockholders' deficit, and cash flows for the period March 14, 2000 (inception) through March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MVD, Inc. at March 31, 2000, and the results of its operations and its cash flows for the period March 14, 2000 (inception) through March 31, 2000 in conformity with generally accepted accounting principles.



                                     /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                     A Professional Accountancy Corporation
                                     Newport Beach, California

                                    MVD, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                 MARCH 31, 2000



                                     ASSETS

Cash and cash equivalents (Note 1)                                     $    950
Stock subscription receivable (Note 2)                                       50
Prepaid expenses (Note 3)                                                10,000
                                                                       --------

       Total assets                                                    $ 11,000
                                                                       ========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
    Accrued expenses                                                   $  4,938
    Advance from stockholder (Note 3)                                    10,000
                                                                       --------

                                                                         14,938
                                                                       --------

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' DEFICIT(Note 5)
    Preferred stock
       $0.001 par value
       5,000,000 shares authorized
       No shares issued and outstanding                                      --
    Common stock
       $0.001 par value
       50,000,000 shares authorized
       2,500,000 shares issued and outstanding                            2,500
    Accumulated deficit                                                  (6,438)
                                                                       --------

       Total stockholders' deficit                                       (3,938)
                                                                       --------

          Total liabilities and stockholders' deficit                  $ 11,000
                                                                       ========


            See the accompanying notes to these financial statements

                                    MVD, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

            PERIOD MARCH 14, 2000 (INCEPTION) THROUGH MARCH 31, 2000



INCOME                                                                  $     0
                                                                        -------

EXPENSES
    Legal                                                                 4,167
    Postage                                                                  23
    Licenses and registrations                                              689
    Office supplies                                                          59
    Consulting fees                                                       1,500
                                                                        -------

       Total expenses                                                     6,438
                                                                        -------

LOSS BEFORE INCOME TAXES                                                 (6,438)

PROVISION FOR INCOME TAXES (Note 7)                                           0
                                                                        -------

NET LOSS                                                                $(6,438)
                                                                        =======


BASIC LOSS PER SHARE                                                    $ (.003)
                                                                        =======

DILUTIVE LOSS PER SHARE                                                 $ (.003)
                                                                        =======



            See the accompanying notes to these financial statements

                                    MVD, INC.
                          (a development stage company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

            PERIOD MARCH 14, 2000 (INCEPTION) THROUGH MARCH 31, 2000


                                             Common Stock                 Preferred Stock
                                        ------------------------      ------------------------                        Total
                                                                                                   Accumulated    Stockholders'
                                         Shares         Amount         Shares         Amount         Deficit         Deficit
                                        ---------      ---------      ---------      ---------     -----------    -------------
BALANCE, March 14, 2000                         0      $       0              0      $       0      $       0       $       0

ISSUANCE OF COMMON STOCK                2,500,000          2,500              0              0              0           2,500

NET LOSS                                        0              0              0              0         (6,438)         (6,438)
                                        ---------      ---------      ---------      ---------      ---------       ---------

BALANCE, March 31, 2000                 2,500,000      $   2,500              0      $       0      $  (6,438)      $  (3,938)
                                        =========      =========      =========      =========      =========       =========



            See the accompanying notes to these financial statements

                                    MVD, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

            PERIOD MARCH 14, 2000 (INCEPTION) THROUGH MARCH 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                     $ (6,438)
                                                                                 --------
    Adjustments to reconcile net loss to net cash used in operating activities
       Changes in operating assets and liabilities
          Increase in prepaid expenses                                            (10,000)
          Increase in accrued expenses                                              4,938
                                                                                 --------

              Total adjustments                                                    (5,062)
                                                                                 --------

              Net cash used in operating activities                               (11,500)
                                                                                 --------

CASH FLOW FROM FINANCING ACTIVITIES
    Proceeds from the issuance of common stock                                      2,500
    Stock subscription receivable                                                     (50)
    Advance from stockholder                                                       10,000
                                                                                 --------

              Net cash provided by financing activities                            12,450
                                                                                 --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                             950

CASH AND CASH EQUIVALENTS, beginning of period                                          0
                                                                                 --------

CASH AND CASH EQUIVALENTS, end of period                                         $    950
                                                                                 ========


            See the accompanying notes to these financial statements

                                    MVD, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2000



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Nature of Business - MVD, Inc. (the "Company") doing business in Florida as MVDIGITAL, Inc. provides digital entertainment products and services. The Company's primary focus is the distribution and sale of digital entertainment products developed and manufactured by third parties and the development of digital related services.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred.

NOTE 2 - STOCK SUBSCRIPTION RECEIVABLE

     Stock subscription receivable consists of an amount subscribed to by an individual in accordance with the Company's Private Placement Memorandum Offering dated March 17, 2000.


NOTE 3 - ADVANCES FROM STOCKHOLDER

     On March 14, 2000, the principal stockholder and officer of the Company advanced the Company $10,000 to be applied for initial expenses of the Company. This advance is non-interest bearing, due on demand, and is to be repaid as cash becomes available.


NOTE 4 - COMMITMENTS AND CONTINGENCIES

     The Company is expected to lease certain office space and facilities under a non-cancellable operating lease. The lease generally provides for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     There was no rent expense for the period ended March 31, 2000.


NOTE 5 - COMPANY SECURITIES

     Description of Capital Stock - The authorized capital stock of the Company consists of 50,000,000 shares of $.001 par value common stock of which 2,500,000 are issued and outstanding as of March 31, 2000 and 5,000,000 shares of $.001 par value preferred stock of which no such shares are issued and outstanding as of March 31, 2000. Holders of shares of the Company's common stock are entitled to receive dividends when and as declared by the Board of Directors of the Company. All the shares of common stock have equal voting rights and are nonassessable. Each share of common stock is entitled to share ratably in any assets available for distribution to holders of the Company's equity securities upon liquidation of the Company.

     Dividend Policy - Any payment of dividends will be at the sole and absolute discretion of the Company's Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any such dividends may be paid in cash, property or shares of the Company's capital stock. The Company has not paid any dividends since its formation, and it is not probable that any dividends on the Company's common stock will be declared at any time in the foreseeable future. There can be no assurance that any dividends on the Company's common stock will be paid in the future.

     Dilution - The following table sets forth the number of shares of $.001 par value common stock purchased from the Company, the total consideration paid and the price per share.

                                     Shares Issued       Total Consideration
                               ----------------------   ---------------------
                                                                                  Price Per
                                 Number      Percent      Amount     Percent        Share
                               ---------    ---------   ---------   ---------     ---------
Founding stockholders          1,500,000          60%   $   1,500         60%         $.001

Purchasers of offered shares   1,000,000          40%       1,000         40%          .001
                               ---------    ---------   ---------   ---------

Total                          2,500,000         100%   $   2,500        100%
                               =========    =========   =========   =========


NOTE 6 - RELATED PARTY TRANSACTIONS

     During the period from inception through March 31, 2000, the Company entered into consulting agreements relating to the initial start-up of the Company. Total fees are $1,500 at March 31, 2000 with each consultant receiving a percentage of ownership in the form of common stock.


NOTE 7 - INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

     Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of March 31, 2000 are as follows:

                                                               Amount
                                                               ------

          Net operating loss benefit                           $ 966
          Valuation allowance                                   (966)
                                                               -----

                                                               $  --
                                                               =====

NOTE 8 - LIQUIDITY

     Due to the Company being in the development stage, various risks must be considered carefully. These risks include, but are not necessarily limited to,
(i) there can be no assurance that the Company's current products and services will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any period sufficient to permit the Company to recover associated costs; (ii) there can be no assurance that the Company will be able to adequately protect its trade secrets and proprietary information;
(iii) the Company's officers and directors may be subject to various conflicts of interest; (iv) the Company's results of operations may vary from period to period as a result of a variety of factors; (v) the market for the Company's products and services is characterized by continuous development, production and introduction of new products and services; and, (vi) the Company's business is significantly competitive.


NOTE 9 - SUBSEQUENT EVENT

     In April 2000, the Company received and deposited the amount due from the common stock subscription as of March 31, 2000.